EXHIBIT 10.1

AMENDMENT NO. 1 TO TAX RECEIVABLE AGREEMENT

Amendment, dated as of June 30, 2025 (this “Amendment”) among Rocket Companies, Inc., a Delaware corporation (the “Corporate Taxpayer”), Daniel Gilbert (“Gilbert”), Rock Holdings Inc., a Michigan corporation (“RHI”) and RHI II, LLC, a Michigan limited liability company (“RHI II” and, together with Gilbert and along with each of the successors and assigns thereto, the “Members”) (collectively, the “Parties”), to the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Corporate Taxpayer and the other parties thereto executed and delivered a Tax Receivable Agreement, dated as of August 5, 2020 (the “Agreement”) pursuant to which the parties thereto agreed the allocation of certain payments due in connection with the Exchanges as provided in the Agreement;

WHEREAS, on June 30, 2025, RHI II executed and delivered a joinder pursuant to Section 7.02(b) of the Agreement and became a “Member” for all purposes of the Agreement;

WHEREAS, on March 9, 2025, the Corporate Taxpayer, RHI, Gilbert, RHI II, Eclipse Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Corporate Taxpayer (“Merger Sub 1”) and Rocket GP, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of the Corporate Taxpayer (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”) entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which it was contemplated that, among other transactions, an internal reorganization would occur whereby RHI and the Corporate Taxpayer would undergo a series of transactions, whereby RHI merges with a subsidiary of the Corporate Taxpayer, resulting in RHI becoming a subsidiary of the Corporate Taxpayer;

WHEREAS, pursuant to the terms of the Transaction Agreement, in connection with such internal reorganization it was contemplated that, following the Mergers (as defined therein) and prior to the DG Exchange (as defined therein), the Parties hereto would amend the Agreement so as to terminate the Agreement with respect to any Exchanges that occur on or following the date of the Transaction Agreement;

WHEREAS, the Parties hereby desire to make certain amendments to the Agreement for any Exchanges that occur on or following such date; and

WHEREAS, the audit committee of the board of directors of the Corporate Taxpayer has approved the Transaction Agreement and the transactions contemplated thereby, including this Amendment, in accordance with the Corporate Taxpayer’s related person transactions policy.

Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.                  Amendment to Article IV of the Agreement. Section 4.05 shall be added to Article IV of the Agreement as follows:

“Section 4.05 Termination with respect to Future Exchanges. Notwithstanding any other provision of this Agreement to the contrary, no payment under this Agreement shall be made with respect to any Exchange, including, for the avoidance of doubt, the DG Exchange, that occurs on or after, or is deemed to occur on or after, March 9, 2025, and this Agreement shall be considered terminated with respect to such Exchanges, provided that, notwithstanding such termination, all obligations of the Corporate Taxpayer and its subsidiaries to make payments arising under this Agreement with respect to any Exchanges completed prior to March 9, 2025 shall remain outstanding and subject to the provisions of this Agreement.”

2.                  Miscellaneous. Sections 7.01 through 7.09, 7.12, 7.13 and 7.14 of the Agreement shall apply to this Amendment, mutatis mutandis. No amendment to the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first above written.

ROCKET COMPANIES, INC.

By:	/s/ Noah Edwards
	Name:	Noah Edwards
	Title:	Chief Accounting Officer

ROCK HOLDINGS INC.

By:	/s/ Matthew Rizik
	Name:	Matthew Rizik
	Title:	Chief Financial Officer

DANIEL GILBERT

By:	/s/ Daniel Gilbert
Daniel Gilbert

RHI II, LLC

By:	/s/ Matthew Rizik
	Name:	Matthew Rizik
	Title:	Chief Financial Officer

[Signature Page to Amendment to Tax Receivable Agreement]